Exhibit 13.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of SatixFy Communications Ltd. (the “Company”) for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer's knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company
Dated: May 1, 2023

By: /s/ Ido Gur Name: Ido Gur Title: Chief Executive Officer (Principal Executive Officer)

By: /s/ Oren Harari Name: Oren Harari
Title: Interim Chief Financial Officer (Principal Financial Officer)